UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 17, 2008

SMART ENERGY SOLUTIONS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-26027 (Commission File Number)	20-3353835 (IRS Employer Identification No.)

210 West Parkway, Suite No. 7
Pompton Plains, NJ 07044
(Address of Principal Executive Offices, Zip Code)

(973) 248-8008
(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On March 17, 2008, Smart Energy Solutions, Inc., a Nevada corporation (the “Registrant”) and OnGuard Dealer Services, LLC, a Delaware limited liability company (“OnGuard”) entered into a Distributorship Agreement (the “Agreement”). Pursuant to the Agreement, OnGuard was appointed as the exclusive distributor of the Battery Brain Products to certain market segments in the 40 continental states listed on Exhibit A to the Agreement (the “Territories”). During the term of the Agreement, OnGuard shall purchase from the Registrant, from time to time, and the Registrant shall manufacture and sell to OnGuard, units of the Registrant’s Battery Brain products at the prices specified therein.

During each year of the term, OnGuard is required to purchase a quantity of units of the Battery Brain Products equal to at least the sales targets specified in the Agreement. If OnGuard fails to meet the sales targets, the Registrant may terminate the exclusivity of the distributorship granted to OnGurad pursuant to the Agreement and take other remedial actions. During the term, OnGuard is prohibited from manufacturing, marketing, or distributing any items that compete with the Battery Brain Products. In addition, for a one year period after the term, OnGuard may not solicit any customers or employees of the Registrant.

The term of the Agreement is for a ten (10) year period, and shall it shall renew automatically for successive one year periods, unless earlier terminated by the parties. Either party may terminate the agreement in the event of a breach or should the Registrant have a change in majority ownership. Should the Registrant have a change in majority ownership and the new owner wishes to terminate the Agreement, one hundred twenty (120) days notice must be provided to OnGuard.

The Agreement also provides that the Registrant will grant OnGuard 1,000,000 warrants at an exercise price of $.50 and a term of five years, if OnGuard achieves the minimum sales threshold of one hundred fifty thousand (150,000) units in the first year of the term. An additional 1,000,000 warrants will be granted if OnGuard achieves minimum sales threshold of three hundred thousand (300,000) units over two years from the date of the Agreement. OnGaurd will be granted a total of 3,000,000 warrants should it achieve a sales threshold of seven hundred fifty thousand (750,000) units over two years. The warrants only will be issued in total units sold during the first two years from the date of the Agreement and the maximum amount of warrants that OnGuard can earn in the aggregate under the Agreement is 3,000,000 warrants. The warrants will not be pro-rated; the minimum sales threshold must be achieved. However, if OnGuard does not achieve the minimum sales threshold of 150,000 units in year one but achieved the minimum sales threshold of 300,000 in year 2, OnGuard will still be granted the combined 2,000,000 warrants.

For all the terms and conditions of the Agreement, reference is hereby made to such agreement annexed hereto as exhibit 10.35. Portions of such exhibit have been omitted pursuant to a request for confidential treatment and have been filed separately with the Securities and Exchange Commission. All statements made herein concerning the foregoing agreements are qualified by references to said exhibits.

Section 9-Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1	Distributorship Agreement and Addendum to Distributorship Agreement, dated as of March 17, 2007, by and between the Registrant and OnGuard Dealer Services, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART ENERGY SOLUTIONS, INC.

By:      /s/ Edward Braniff
Name: Edward Braniff
Title:   Chief Financial Officer

Date: March 20, 2008